UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 20, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                             Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


INFORMATION INCLUDED IN THIS REPORT

Item 8.01       Other Events

On July 20, 2005, Standard & Poor's announced that it had lowered the Company's corporate credit rating from BB- to B+, with a negative outlook.
At the same time, it lowered its rating on the Company's convertible senior subordinated debentures from B to B-. Standard & Poor's rating for the outstanding issue of convertible trust preferred securities remains D because the Company currently is deferring payment of distributions on that security, as permitted by its terms. In lowering the ratings Standard & Poor's cited the Company's losses from continuing operations in fiscal 2005, but also noted that the expected sale of the assets of Fleetwood's retail business will eliminate the operating losses from that operation while creating some additional near-term liquidity. Standard & Poor's said the move should also enable the newly configured management team to channel resources into quickly stemming the losses within the Company's historically strong RV Group, although it indicated that the ratings remain highly vulnerable to further downgrade should these efforts prove more time consuming or costly than expected.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/ Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       General Counsel and Secretary